Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp Contacts:     Scott Frommer (investors)    Genfit Contacts:     Naomi Eichenbaum (investors):
+1 336-436-5076                        +1 617-714-5252
Investor@labcorp.com                    Investors@genfit.com

Sue Maynard (media)                    Hélène Lavin (media):
+1 336-436-8263                         +333 2016-4000
Media@labcorp.com                    helene.lavin@genfit.com

GENFIT AND LABCORP SIGN A LICENSING AGREEMENT TO EXPAND ACCESS TO AN INNOVATIVE DIAGNOSTIC ASSAY FOR NON-ALCOHOLIC STEATOHEPATITIS (NASH)

Multi-Biomarker Test Will Provide the Clinical Research Community with a Non-Invasive Tool to Identify and Monitor Patients with NASH and Significant Fibrosis

LILLE, FRANCE; CAMBRIDGE, MASS.; AND BURLINGTON, N.C. - January 3, 2019 - LabCorp® (NYSE: LH), a leading global life sciences company, and GENFIT (Euronext: GNFT), a biopharmaceutical company focused on discovering and developing drug candidates and diagnostic solutions targeting liver diseases, have announced the signing of a licensing agreement between GENFIT and Covance, LabCorp’s drug development business. The agreement will expand access to an innovative non-alcoholic steatohepatitis (NASH) liver diagnostic test for the clinical research market.

NASH is a silent, asymptomatic disease that often progresses to more serious and life-threatening stages before a clinical diagnosis is made. Liver biopsy, a highly invasive procedure, is currently the clinical standard to formally diagnose NASH and stage fibrosis. Furthermore, there are currently no extensively validated non-invasive diagnostic tests in NASH to address evolving disease and therapeutic implications, providing clinical and market opportunities for new product innovations.

To address this pressing need, GENFIT has developed a novel, non-invasive test created specifically for NASH. This multi-parametric blood-based biomarker test, named NIS4, leveraged a rich biobank of samples from roughly 700 well-characterized patients to establish a novel combination of biomarkers to identify and monitor patients with NASH and significant fibrosis. The primary focus of the licensing agreement will be to deploy NIS4 in the clinical research space through Covance’s central laboratories to further validate the test’s use for better identification and characterization of patients, and to generate new biological insights on NASH disease pathogenesis.

“We are very enthusiastic to announce this agreement, which represents a major step in GENFIT’s commercial strategy in NASH. The expertise that LabCorp and Covance have in this field will add tremendous value to GENFIT’s pioneering work in developing this innovative technology. I’m excited to see collaborations like this, which will help move the test toward the goal of being an in vitro diagnostic (IVD) to identify NASH patients who should be considered for therapeutic intervention,” said Jean-François Mouney, chairman & CEO of GENFIT.

“LabCorp and Covance will be able to leverage our experience in clinical trial biomarkers and diagnostics development to validate the NIS4 algorithm,” said Marcia Eisenberg, Ph.D., chief scientific officer of LabCorp Diagnostics. “We are well-positioned to expand access to NIS4 to the global clinical research community through this agreement. Forward-thinking collaborations like this one enable early and efficient validation of diagnostics that have the potential to significantly impact patients with serious, life-changing unmet medical needs, including NASH.”

GENFIT is a pioneer in NASH therapeutics and diagnostics development. Both LabCorp Diagnostics and Covance have been involved in the development of drugs and diagnostics for more than 20 years, and Covance is a recognized global leader in NASH clinical trials.

Financial terms for this agreement have not been disclosed.

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster, and uses technology to improve the delivery of care. LabCorp reported net revenues of more than $10 billion for 2017. To learn more about LabCorp, visit www.LabCorp.com, and to learn more about Covance Drug Development, visit www.Covance.com.

LabCorp Forward-Looking Statements
This press release contains forward-looking statements including but not limited to statements with respect to customer relationships and agreements, the impact of various factors on operating and financial results, expected savings and synergies (including from the LaunchPad initiative and from acquisitions), and the opportunities for future growth. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions and other unforeseen changes and general uncertainties in the marketplace, changes in government regulations, including healthcare reform, customer purchasing decisions, including changes in payer regulations or policies, other adverse actions of governmental and third-party payers, changes in testing guidelines or recommendations, adverse results in material litigation matters, the impact of changes in tax laws and regulations, failure to maintain or develop customer relationships, our ability to develop or acquire new products and adapt to technological changes, failure in information technology, systems or data security, employee relations, and the effect of exchange rate fluctuations. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

About GENFIT
GENFIT is a biopharmaceutical company focused on discovering and developing drug candidates and diagnostic solutions targeting liver diseases, in particular those of metabolic origin, and hepatobiliary diseases. GENFIT concentrates its R&D efforts in areas of high unmet medical needs corresponding to a lack of approved treatments. GENFIT’s lead proprietary compound, elafibranor, is a drug candidate currently being evaluated in one of the most advanced Phase 3 studies worldwide (“RESOLVE-IT”) in nonalcoholic steatohepatitis (NASH), considered by regulatory authorities as a medical emergency because it is silent, with potentially severe consequences, and with a prevalence on the rise. Elafibranor has also obtained positive results in a Phase 2 clinical trial in Primary Biliary Cholangitis (PBC), a chronic liver disease. As part of its comprehensive approach to clinical management of NASH patients, GENFIT is conducting an ambitious discovery and development program aimed at providing patients and physicians with a blood-based test for the diagnosis of NASH, i.e. non-invasive and easy-to-access. With facilities in Lille and Paris, France, and Cambridge, MA (USA), the Company has approximately 150 employees. GENFIT is a public company listed in compartment B of Euronext’s regulated market in Paris (Euronext: GNFT - ISIN: FR0004163111). www.genfit.com

GENFIT Forward-Looking Statements
This press release contains certain forward-looking statements. Although the Company believes its expectations are based on reasonable assumptions, these forward-looking statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. These risks and uncertainties include among other things, the uncertainties inherent in research and development, including related to safety, biomarkers, progression of, and results from, its ongoing and planned clinical trials, including its RESOLVE-IT Phase 3 trial, review and approvals by regulatory authorities, such as the FDA or the EMA, of its drug and diagnostic candidates, the success of any in-licensing strategies, the Company’s continued ability to raise capital to fund its development, as well as those discussed or identified in the Company’s public filings with the AMF, including those listed in Section 4 “Main Risks and Uncertainties” of the Company’s 2017 Registration Document registered with the French Autorité des marchés financiers on April 27, 2018 under n° R.18-032, which is available on GENFIT’s website (www.genfit.com) and on the website of the AMF (www.amf-france.org) and as updated by the 2018 Half Year Business and Financial Report and available on the Investors page of GENFIT’s website. Other than as required by applicable law, the Company does not undertake any obligation to update or revise any forward-looking information or statements. This press release and the information contained herein do not constitute an offer to sell or a solicitation of an offer to buy or subscribe to shares in GENFIT in any country. This press release has been prepared in both French and English. In the event of any differences between the two texts, the French language version shall supersede.

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